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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2002

FEDEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 369-3600

Item 5. Other Events.

        On May 31, 2002, FedEx Corporation (the "Company") announced that its Board of Directors had declared an initial quarterly dividend of $0.05 per share on the Company's common stock. The dividend is payable July 8, 2002, to shareholders of record at the close of business on June 17, 2002.

        The Company also announced that its Board of Directors had authorized the repurchase of up to an additional 5 million shares of the Company's common stock. The Company has 1.65 million shares remaining under its existing stock repurchase authorization. Purchases may be made in the open market and in negotiated or block transactions.

        A copy of the Company's press release announcing the dividend and the stock repurchase authorization is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press Release of FedEx Corporation dated May 31, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

FedEx Corporation
Date: May 31, 2002	By:	/s/ JAMES S. HUDSON James S. Hudson Corporate Vice President- Strategic Financial Planning and Control
Federal Express Corporation
Date: May 31, 2002	By:	/s/ MICHAEL W. HILLARD Michael W. Hillard Vice President and Controller

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of FedEx Corporation dated May 31, 2002.

E-1

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX